EXHIBIT 3(iii)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          GUARDIAN INTERNATIONAL, INC.

                                       I.

         The name of the corporation is Guardian International, Inc. (the "Corporation").

                                       II.

         Article III of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   ARTICLE III
                                  Capital Stock
                                  -------------

         Section 1.        Total Authorized Shares.
                           -----------------------

         The amount of the total authorized capital stock of the Corporation is 131,000,000 shares, consisting of (i) 100,000,000 shares of "Class A Voting Common Stock", par value $.001 per share; (ii) 1,000,000 shares of "Class B Nonvoting Common Stock", par value $.001 per share; and (iii) 30,000,000 shares of Preferred Stock, par value $.001 per share.

         Section 2.        Class B Common Stock.
                           --------------------

         Except as otherwise provided herein, all shares of Class A Voting Common Stock and Class B Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges:

         (a) Voting Rights. The holders of Class A Voting Common Stock will be entitled to one (1) vote per share on all matters to be voted on by the Corporation's stockholders, and except as otherwise required by law, the holders of Class B Nonvoting Common Stock will have no right to vote their shares of Class B Nonvoting Common Stock on any matters to be voted on by the Corporation's stockholders.

         (b) Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Voting Common Stock and the holders of Class B Nonvoting Common Stock will be entitled to share ratably according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Voting Common Stock or Class B Nonvoting Common Stock, dividends will be declared which

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are payable at the same rate on both classes of common stock, and the dividends payable in shares of Class A Voting Common Stock to holders of Class A Voting Common Stock, and the dividends payable in shares of Class B Nonvoting Common Stock will be payable to the holders of Class B Nonvoting Common Stock.

         (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Voting Common Stock and Class B Nonvoting Common Stock shall be entitled to share ratably, according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

         (d)      Conversion of Class B Nonvoting Common Stock.
                  --------------------------------------------

                  i. At any time and from time to time, each record holder of Class B Nonvoting Common Stock will be entitled to convert any and all of the shares of such holder's Class B Nonvoting Common Stock into the same number of shares of Class A Voting Common Stock at holder's election, provided, that each holder of Class B Nonvoting Common Stock shall only be entitled to convert any share or shares of Class B Nonvoting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

                  ii. Each conversion of shares of Class B Nonvoting Common Stock into shares of Class A Voting Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Nonvoting Common Stock represented by such certificate or certificates into Class A Voting Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement. Such conversion will be deemed to have been effected as of the close of business on the date on which certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Nonvoting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Voting Common Stock represented thereby.


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

                  iii. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the Class A Voting Common Stock issuable upon such conversion and (y) a certificate representing any Class B Nonvoting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  iv. If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Voting Common Stock or Class B Nonvoting Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

                  v. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock into a greater or lesser number of shares [whether with or without par value] or a change in the par value of Class A Voting Common Stock or Class B Nonvoting Common Stock or from par value to no par value) or in the case of, and as a condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Voting Common Stock or Class B Nonvoting Common Stock), each share of Class B Nonvoting Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Voting Common Stock of the Corporation into which such shares of Class B Nonvoting Common Stock were convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph with respect to the rights and interests thereafter of the holders of Class B Nonvoting Common Stock to the end that the provisions set forth in this paragraph (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Nonvoting Common Stock.

                  vi. The shares of Class B Nonvoting Common Stock which are converted into shares of Class A Voting Common Stock as provided herein shall not be reissued.

                  vii. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of the Class B Nonvoting Common Stock as provided above, such number of Class A Voting Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Nonvoting Common Stock (assuming that all such shares of Class B Nonvoting Common Stock are held by persons entitled to convert such shares into Class A Voting Common Stock).

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

                  viii. The issuances of certificates for Class A Voting Common Stock upon the conversion of Class B Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Voting Common Stock. The Corporation will not close its books against the transfer of Class B Nonvoting Common Stock or Class A Voting Common Stock issued or issuable upon the conversion of Class B Nonvoting Common Stock in any manner which would interfere with the timely conversion of Class B Nonvoting Common Stock.

         Section 3.        Preferred Stock.
                           ---------------

         (a) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  i. Designation and Number. The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action by the Board of Directors;

                  ii. Dividends. The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

                  iii. Conversion Privileges. The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  iv. Redemption. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

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

                  v. Liquidation. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

                  vi. Sinking Fund Requirements. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  vii. Voting Rights. The voting powers, if any, of the holders, of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

         (b) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section 3(a) of this Article III and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph 3(a) of this Article III that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

         Section 4. Subject to the provisions of Sections 2 and 3 of this
Article III, shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         Section 5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

         Section 6. Series C Cumulative Preferred Stock. 16,397 shares of Preferred Stock shall be designated as Series C 7% Redeemable Cumulative Preferred Stock, par value $.001 per share ("Series C Preferred Stock"), and shall have the following rights and preferences:

         (a)      Designation and Rank.
                  --------------------

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

                  All shares of Series C Preferred Stock shall rank equally and be identical in all respects. So long as the Series C Preferred Stock is outstanding, unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series C Preferred Stock, the Corporation shall not authorize or issue additional equity securities of any kind, including shares of Preferred Stock of any class, series or designation ranking in priority or in parity as to rights and preferences (including in respect of dividends or rights upon liquidation, dissolution or winding-up of the Corporation) with the Series C Preferred Stock now or hereafter authorized including, without limitation, additional shares of Series C Preferred Stock (except for up to 30,000 shares of Series D 6.00% Convertible Cumulative Preferred Stock, par value $0.001 per share, with a liquidation value of $1,000.00 per share (the "Series D Preferred Stock").

         (b)      Dividends.
                  ---------

                  The holders of the Series C Preferred Stock, in preference to the holders of Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), of the Corporation and the Class B Non-Voting Common Stock, par value $.001 per share (collectively, with the Class A Common Stock, the "Common Stock"), of the Corporation and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series C Preferred Stock as to payment of dividends and other distributions shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends at the annual rate of 7.00% of the Liquidation Value (as hereinafter defined), in parity with the holders of Preferred Stock ranking in parity with the Series C Preferred Stock, payable as follows:

                  (i) Series C Preferred Stock dividends (the "Dividends") shall commence to accrue on the shares of Series C Preferred Stock and be cumulative from and after the date of issuance of such shares of Series C Preferred Stock (the "Issuance Date") and shall be deemed to accumulate and accrue from day to day thereafter. Dividends for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  (ii) The Dividends shall be payable to the holders of the Series C Preferred Stock quarterly on the 1st day of January, April, July and October commencing January 1, 1999. The Corporation shall pay Dividends in cash; provided, however, that if the provisions of the current credit agreement to which the Corporation is a party, or any replacements thereof, prohibit the Corporation from paying Dividends in cash, the Dividends shall be paid in shares ("Dividend Common Shares") of Class A Common Stock; provided further that in no event shall the Corporation pay cash dividends with respect to any stock of the Corporation ranking junior in rights or preferences to the Series C Preferred Stock during any period in which cash dividends may not be paid or have not been paid with respect to the Series C Preferred Stock. Once issued, any Dividend Common

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Shares shall rank pari passu and have all of the rights and privileges associated with all other shares of the Class A Common Stock. If Dividends are paid in Dividend Common Shares, the price per share of the Class A Common Stock for determining the number of Dividend Common Shares to be issued shall be equal to the average of the daily bid and asked prices as of closing of the Class A Common Stock averaged over the twenty (20) trading days prior to and including the last day of the quarter immediately preceding the date on which Dividends are payable. The Corporation shall at all times keep reserved such number of shares of its authorized and unissued Class A Common Stock as necessary to pay all Dividends remaining to be paid with respect to the Series C Preferred Stock in shares of Class A Common Stock as contemplated by this Section 6(b)(ii).

                  (iii) So long as any share of Series C Preferred Stock remains outstanding, the Corporation shall not declare, pay or set aside for payment any dividend on any stock ranking junior in rights or preferences to the Series C Preferred Stock or make any payment or set apart any fund for payment with respect to the purchase, redemption or other retirement of any stock ranking junior in rights or preferences to the Series C Preferred Stock unless all accrued and unpaid dividends with respect to the Series C Preferred Stock have been paid in full.

         (c)      Redemption.
                  ----------

                  (i) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series C Preferred Stock on the sixth anniversary of the Issuance Date for an amount in cash equal to the sum of (1) $1,000.00 per share (the "Liquidation Value") for each such share of Series C Preferred Stock to be redeemed plus (2) any accrued and unpaid Dividends thereon.

                  (ii) Optional Redemption. The Corporation may redeem the Series C Preferred Stock, in whole or in part, at any time and from time to time, upon not less than 30 days' written notice, after the Issuance Date for an amount in cash equal to the sum of (1) the Liquidation Value for each such share of Series C Preferred Stock to be redeemed plus (2) any accrued and unpaid Dividends thereon plus (3) a premium equal to the product of (i) the Liquidation Value, (ii) 7.00% and (iii) a fraction, the numerator of which is of the number of days remaining until (and excluding) the sixth anniversary of the Issuance Date and the denominator of which is 2,160 (the "Optional Redemption Price Calculation").

                  (iii) Redemption Upon a Change of Control. A holder of Series C Preferred Stock may elect to cause the Corporation to redeem all or any part of its shares of Series C Preferred stock upon a Change of Control (as defined below) for an amount in cash equal to the amount determined by the Optional Redemption Price Calculation (the "Redemption Price").

                  (iv)     Procedures for Redemption.
                           -------------------------

                           (I) In the event that the Corporation redeems shares
of Series C Preferred Stock pursuant to Section 6(c)(i) or Section 6(c)(ii) above, at least fifteen (15) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series C Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series C Preferred Stock at such holder's address as it appears on the stock books of the Corporation; provided, however, that no

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

failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                                    (1)     the Redemption Price;

                                    (2) whether all or less than all the
outstanding shares of the Series C Preferred Stock are to be redeemed and the total number of shares of the Series C Preferred Stock being redeemed;

                                    (3) the date fixed for redemption (the
"Redemption Date");

                                    (4) that the holder is to surrender to the
Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed; and

                                    (5) that dividends on the shares of the
Series C Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

                           (II)     (1) In the event that a holder of Series C
Preferred Stock (the "Redeeming Series C Holder") elects to redeem its shares of Series C Preferred Stock pursuant to Section 6(c)(iii) above, at least fifteen
(15) days and not more than sixty (60) days prior to the date of any such redemption of the Series C Preferred Stock, written notice (the "Holder's Redemption Notice") shall be given by first class mail, postage prepaid, to the Corporation. The Redemption Notice shall state:

                                         (A) whether all or less than all the
outstanding shares of the Series C Preferred Stock are to be redeemed and the total number of shares of the Series C Preferred Stock being redeemed; and

                                         (B) the date of the redemption (the
"Redemption Date").

                                    (2) The Corporation shall, within 10 days of
receipt of the Holder's Redemption Notice, send a notice to the Redeeming Series C Holder (the "Corporation's Redemption Notice"), stating:

                                         (A) the Redemption Price; and

                                         (B) that the Redeeming Series C Holder
is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed; and


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

                                         (C) that Dividends on the shares of
Series C Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

                           (III) Each holder of Series C Preferred Stock
redeemed pursuant to the provisions of Section 6(c)(i), (ii) or (iii) hereof shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Corporation's Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (IV) On and after the Redemption Date, unless the
Corporation defaults in the payment in full of the Redemption Price, Dividends on the Series C Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest; provided, however, that if notices of redemption shall have been given as provided in Section 6(c)(iv)(I) and (II) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation, shall have no interest in or claims against the Corporation by virtue thereof and shall have no rights with respect thereto, except the right to receive the Redemption Price, without interest, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding.

                  (v) For purposes of Section 6(c)(iii) above, "Change of Control" means (i) the acquisition directly or indirectly, by any "person" or "group" (as used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (as defined in Section 13(d)) of in excess of 35% of the Corporation's combined voting power of all then-outstanding voting securities, provided, however, that any acquisition or disposition (whether by sale, transfer, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law of, creation of a security interest in or lien on, or any other encumbering or disposal, directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily) of voting securities by Wester Security, Inc., a Kansas corporation, Western Resources, Inc., a Kansas corporation, or Protection One, Inc., a Delaware corporation, or any "affiliate" of any of such entities (as the term "affiliate" is defined by Rule 405 promulgated under the Securities Act of 1933, as amended) (collectively, the "Westar Group") shall not be deemed to be a "Change of Control"; (ii) the consummation of a merger, consolidation, or other business combination of the Corporation with any other person (as defined immediately above), other than a

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merger, consolidation or other business combination that would result in the outstanding Common Stock immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 65% of the outstanding Common Stock or stock of the surviving entity or parent or affiliate thereof outstanding immediately after such transaction; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or
(iv) a majority of the Board of Directors of the Corporation shall consist of persons other than persons who (V) are members of the Board on the Issuance Date, (W) are nominated by David C. Wittig, at any time and from time to time,
(X) are elected or appointed to serve as Independent Directors (as defined below) prior to December 31, 1998, including but not limited to, Joel A. Cohen,
(Y) were elected to the Board by a majority vote of directors on the Board on the Issuance Date or their successors elected pursuant to this clause (Y), or
(Z) are elected by holders of either the Series C Preferred Stock or the Series D Preferred Stock in accordance with the terms of these Articles of Incorporation or are nominated by holders of the Series D Preferred Stock pursuant to Section 2(a) of that certain Stockholders Agreement dated as of October 21, 1998 by and among the Corporation, Westar Security, Inc., a Kansas corporation ("Westar") and Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg (collectively, the "Ginsburgs"). For purposes of this
Section 6(c)(v), the term "Independent Director" shall mean a person who is not
(i) an officer or employee of the Corporation or its Affiliates or of Westar or its Affiliates, or (ii) related by blood or marriage to any of the Ginsburgs.

         (d) Voting Rights. The holders of Series C Preferred Stock shall not be entitled to vote or consent on any matters required or permitted to be submitted to the stockholders of the Corporation for their approval, except to the extent that voting rights are specifically provided by Florida law or Section 6(a) or 6(e) hereof.

         (e)      Special Voting Rights.
                  ---------------------

                  (i) Amendment to Articles of Incorporation. The Corporation shall not amend its Articles of Incorporation so as to adversely affect in any manner the specified rights, preferences, privileges or voting rights of the Series C Preferred Stock or to authorize additional shares of Series C Preferred Stock unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series C Preferred Stock.

                  (ii)     Election of Directors.
                           ---------------------

                           (I) Subject to the provisions of Section 6(e)(ii)(II)
below, upon the occurrence of a Default Event (hereafter defined) with respect to the Series C Preferred Stock and for the duration of the Default Period (hereafter defined), the holders of the Series C Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (voting separately as a series by a majority of the outstanding shares thereof) for the election to the Board of Directors of the smallest number of additional directors necessary to constitute at any given time a majority of the total number of members of the Board of Directors (after giving effect to such election), and

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

should such percentage when applied to the number of the members of the Board of Directors result in a number that includes a fraction, then such number shall be increased to the next whole number. In addition, during the Default Period, the holders of the Series C Preferred Stock shall be entitled to designate (voting as a series as aforesaid) the number of positions on the Board of Directors, which shall be the smallest number of directors necessary for the nominees of the holders of the Series C Preferred Stock to constitute a majority of the full Board. In case the holders of the Series C Preferred Stock become entitled to exercise such special voting rights, they may call a special meeting of stockholders during the Default Period, in the manner provided in the bylaws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors and electing such members to the Board of Directors. In addition, the holders of the Series C Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of the Series C Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Series C Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares the Series C Preferred Stock outstanding and entitled to vote thereon.

                           (II) Notwithstanding the provisions of Section
6(e)(ii)(I) above, if during the Default Period, a Default Event occurs and is continuing with respect to the Series D Preferred Stock, the holders of the Series D Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (together, as a class, with the Series C Preferred Stock) for the election of additional directors to the Board of Directors, as described in Section 6(e)(ii)(I) above.

                           (III) Removal; Vacancies. During the Default Period,
each director elected by the holders of the Series C Preferred Stock may be removed only by the vote of the holders of the majority of the outstanding shares of such series of Preferred Stock, voting separately as a series, at a meeting of the stockholders, or of the holders of the Series C Preferred Stock, called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Series C Preferred Stock may be filled by a vote of the remaining directors then in office elected by the holders of such series of Preferred Stock, or, if not so filled, by the holders of such series of Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of Series C Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of the Series C Preferred Stock shall be entitled to notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law. In lieu of the foregoing, the holders of the Series C Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares of such series of Preferred Stock outstanding and entitled to vote thereon.

                           (IV) Expiration of Right. Upon termination of the
Default Period, the special voting rights of the holders of the Series C Preferred Stock in default provided hereunder shall be immediately divested, but always subject to the revesting of such right in the holders of the Series C Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of the Series C Preferred Stock shall cease as provided above, then the directors elected to the Board of Directors by the holders of the Series C Preferred Stock under this Section V shall be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors reduced in accordance with such termination, without further action on the part of the holders of Preferred Stock, the holders of Common Stock or the Board of Directors.

                           (V) Default Event. For purposes hereof, a "Default
Event" occurs on the date that (A) (i) the Corporation has failed to pay a Dividend when due and (ii) such Dividend remains unpaid for 30 days or (B) the Corporation fails to discharge any redemption obligation with respect to the Series C Preferred Stock.

                           (VI) Default Period. For purposes hereof, "Default
Period" means a period commencing on the date a Default Event occurs and ending
(i) with respect to a Dividend default upon the payment of the next quarterly Dividend in full and any cumulative Dividends in arrears in full and (ii) with respect to a redemption default, upon the discharge in full by the Corporation of its obligations with respect to such redemption.

         (f)      Liquidation.
                  -----------

                  (i) The Series C Preferred Stock shall rank pari passu upon liquidation with the Series D Preferred Stock and shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation which does not expressly rank senior in rights and preferences to the Series C Preferred Stock or on a parity with the Series C Preferred Stock upon liquidation. Holders of shares of Series C Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series C Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and any junior stock), pro rata based on the Liquidation Value pari passu with the holders of shares of the Series D Preferred Stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation").

                  (ii) The amount payable on each share of Series C Preferred Stock in the event of Liquidation shall be the Liquidation Value plus any accrued and unpaid Dividends.

                  (iii) Upon Liquidation, if the net assets of the Corporation are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series C Preferred Stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series C Preferred Stock as to rights and preferences) shall be distributed among the holders of Series C Preferred Stock and the holders of shares of Preferred Stock ranking in parity with the Series C Preferred Stock as to rights and preferences to which they are respectively entitled in amounts proportionate to the full preferential amounts.

                  (iv) For purposes of this Section 6(f), the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a Liquidation.

         (g)      Notices to Holders of Series C Preferred Stock.
                  ----------------------------------------------

                  In the event:

                  (i) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (ii)     of Liquidation;

                  (iii)    of a Change of Control;

                  then the Corporation shall cause to be given to each of the registered holders of the Series C Preferred Stock at its address appearing on the Register for the Series C Preferred Stock, at least 20 calendar days prior to the applicable record date hereinafter specified, by registered mail, postage prepaid, return receipt requested, a written notice stating the date on which any such consolidation, merger, conveyance, transfer or Liquidation or Change of Control is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer or Liquidation.

         Section 7. Series D Cumulative Preferred Stock. 30,000 shares of Preferred Stock shall be designated as Series D 6% Convertible Cumulative Preferred Stock, par value $.001 per share ("Series D Preferred Stock"), and shall have the following rights and preferences:

         (a)      Designation and Rank.
                  --------------------

                  All shares of Series D Preferred Stock shall rank equally and be identical in all respects. So long as the Series D Preferred Stock is outstanding, unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series D Preferred Stock, the Corporation shall not authorize or issue additional equity securities of any kind, including shares of Preferred Stock of any class, series or designation ranking in priority or in parity as to rights and preferences (including in respect of dividends or rights upon liquidation, dissolution or winding-up of the Corporation) with the Series D Preferred Stock now or hereafter authorized including, without limitation, additional shares of Series D Preferred Stock other than Dividend Preferred Shares, as defined below (except for up to 16,397 shares of Series C 7.00% Redeemable Cumulative Preferred

Stock, par value $0.001 per share, with a liquidation value of $1,000.00 per share (the "Series C Preferred Stock")).

         (b)      Dividends.
                  ---------

                  The holders of the Series D Preferred Stock, in preference to the holders of Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), of the Corporation and the Class B Non-Voting Common Stock, par value $.001 per share (collectively, with the Class A Common Stock, the "Common Stock"), of the Corporation and any other class or classes of stock of the Corporation ranking junior in rights and preferences to the Series D Preferred Stock as to payment of dividends and other distributions, shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends at the annual rate of 6.00%, of the Liquidation Value (as hereinafter defined) in parity with the holders of Preferred Stock ranking in parity with the Series D Preferred Stock, payable as follows:

                  (i) Series D Preferred Stock dividends (the "Dividends") shall commence to accrue on the shares of Series D Preferred Stock and be cumulative from and after the date of issuance of such shares of Series D Preferred Stock (the "Issuance Date") and shall be deemed to accumulate and accrue from day to day thereafter. Dividends for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  (ii) The Dividends shall be payable to the holders of the Series D Preferred Stock annually on the 1st day of January commencing January 1, 1999 at the Corporation's option in cash or in additional shares of Series D Preferred Stock ("Dividend Preferred Shares"). Once issued, any Dividend Preferred Shares shall rank pari passu and have all of the rights and privileges associated with all other shares of the Series D Preferred Stock, including the right to receive dividends.

                  (iii) Notwithstanding the foregoing, in the event that any holder of Series D Preferred Stock converts its shares of Series D Preferred Stock to shares of Class A Common Stock pursuant to Section 7(g) hereof, the right to preferential dividend rights pursuant to this Section II with respect to such converted shares shall terminate upon conversion.

                  (iv) So long as any share of Series D Preferred Stock remains outstanding, the Corporation shall not declare, pay or set aside for payment any dividend on any stock ranking junior in rights or preferences to the Series D Preferred Stock or make any payment or set apart any fund for payment with respect to the purchase, redemption or other retirement of any stock ranking junior in rights or preferences to the Series D Preferred Stock unless all accrued and unpaid dividends with respect to the Series D Preferred Stock have been paid in full.

         (c)      Optional Redemption.
                  -------------------

                  (i) Optional Redemption. The Series D Preferred Stock shall not be redeemable by the Corporation at any time prior to the third anniversary of the Issuance Date. After the third anniversary of the Issuance Date, the Series D Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time and from time to time, upon not less than 30 days' written notice, for an amount in cash equal to the sum of (1) $1,000.00 per share (the "Liquidation Value") for each such share of Series D Preferred Stock (including Dividend Preferred Shares) to be redeemed and (2) a premium equal to the product of (i) the Liquidation Value, (ii) 6.00% and (iii) a fraction, the numerator of which is the number of days remaining until (and excluding) the sixth anniversary of the Issuance Date and the denominator of which is 2,160 (the "Redemption Price Calculation").

                  (ii) Redemption Upon a Change of Control. A holder of Series D Preferred Stock may elect to cause the Corporation to redeem its shares of Series D Preferred Stock upon a Change of Control (as defined below) for an amount in cash equal to the amount determined by the Redemption Price Calculation.

                  (iii)    Procedures for Redemption.
                           -------------------------

                           (I) In the event that the Corporation redeems shares
of Series D Preferred Stock pursuant to Section 7(c)(i) above, at least fifteen
(15) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series D Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series D Preferred Stock at such holder's address as it appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                                    (1)     the Redemption Price;

                                    (2)     whether all or less than all the
                                            outstanding shares of the Series D
                                            Preferred Stock are to be redeemed
                                            and the total number of shares of
                                            the Series D Preferred Stock being
                                            redeemed;

                                    (3)     the date fixed for redemption (the
                                            "Redemption Date");

                                    (4)     that the holder is to surrender to
                                            the Corporation, in the manner, at
                                            the place or places and at the price
                                            designated, his certificate or
                                            certificates representing the shares
                                            of Series D Preferred Stock to be
                                            redeemed; and

                                    (5)     that dividends on the shares of the
                                            Series D Preferred Stock to be
                                            redeemed shall cease to accumulate
                                            on such Redemption Date unless the
                                            Corporation defaults in the payment
                                            of the Redemption Price.



                           (II)     (1) In the event that a holder of Series D
Preferred Stock (the "Redeeming Series D Holder") elects to redeem its shares of Series D Preferred Stock pursuant to Section 7(c)(ii) above, at least fifteen
(15) days and not more than sixty (60) days prior to the date of any such redemption of the Series D Preferred Stock, written notice (the "Holder's Redemption Notice") shall be given by first class mail, postage prepaid, to the Corporation. The Redemption Notice shall state:

                                            (A)      whether all or less than
                                                     all the outstanding shares
                                                     of the Series D Preferred
                                                     Stock are to be redeemed
                                                     and the total number of
                                                     shares of the Series D
                                                     Preferred Stock being
                                                     redeemed; and

                                            (B)      the date of the redemption
                                                     (the "Redemption Date").

                                    (2) The Corporation shall, within 10 days of
receipt of the Holder's Redemption Notice, send a notice to the Redeeming Series D Holder (the "Corporation's Redemption Notice"), stating:

                                            (A)      the Redemption Price;

                                            (B)      that the Redeeming Series D
                                                     Holder is to surrender to
                                                     the Corporation, in the
                                                     manner, at the place or
                                                     places and at the price
                                                     designated, his certificate
                                                     or certificates
                                                     representing the shares of
                                                     Series D Preferred Stock to
                                                     be redeemed; and

                                            (C)      that Dividends on the
                                                     shares of Series D
                                                     Preferred Stock to be
                                                     redeemed shall cease to
                                                     accumulate on the
                                                     Redemption Date unless the
                                                     Corporation defaults in the
                                                     payment of the Redemption
                                                     Price.

                           (III)    Each holder of Series D Preferred Stock
redeemed pursuant to the provisions of Section 7(c)(i) or (ii) hereof shall surrender the certificate or certificates representing such shares of Series D Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Corporation's Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (IV)     On and after the Redemption Date, unless the
Corporation defaults in the payment in full of the Redemption Price, dividends on the Series D Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest; provided, however, that if notices of redemption shall have been given as provided in Section 7(c)(iii)(I) and (II) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation, shall have no interest in or claims against the Corporation by virtue thereof and shall have no rights with respect thereto, except the right to receive the Redemption Price, without interest, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding.

                  (iv) For purposes of Section 7(c)(ii) above, "Change of Control" means (i) the acquisition directly or indirectly, by any "person" or "group" (as used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (as defined in Section 13(d)) of in excess of 35% of the Corporation's combined voting power of all then-outstanding voting securities, provided, however, that any acquisition or disposition (whether by sale, transfer, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law of, creation of a security interest in or lien on, or any other encumbering or disposal, directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily) of voting securities by Westar Security, Inc., a Kansas corporation, Western Resources, Inc., a Kansas corporation, or Protection One, Inc., a Delaware corporation, or any "affiliate" of any of such entities (as the term "affiliate" is defined by Rule 405 promulgated under the Securities Act of 1933, as amended) (collectively, the "Westar Group") shall not be deemed to be a "Change of Control"; (ii) the consummation of a merger, consolidation, or other business combination of the Corporation with any other person (as defined immediately above), other than a merger, consolidation or other business combination that would result in the outstanding Common Stock immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 65% of the outstanding Common Stock or stock of the surviving entity or parent or affiliate thereof outstanding immediately after such transaction; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or (iv) a majority of the Board of Directors of the Corporation shall consist of persons other than persons who (V) are members of the Board on the Issuance Date, (W) are nominated by David C. Wittig, at any time and from time to time, (X) are elected or appointed to serve as Independent Directors (as defined below) prior to December 31, 1998, including but not limited to, Joel A. Cohen, (Y) were elected to the Board by a majority vote of directors on the Board on the

Issuance Date or their successors elected pursuant to this clause (Y), or (Z) are elected by holders of either the Series C Preferred Stock or the Series D Preferred Stock in accordance with the terms of these Articles of Incorporation or are nominated by holders of the Series D Preferred Stock pursuant to Section 2(a) of that certain Stockholders Agreement dated as of October 21, 1998 (the "Stockholders Agreement") by and among the Corporation, Westar Security, Inc., a Kansas corporation ("Westar") and Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg (collectively, the "Ginsburgs"). For purposes of this Section 7(c)(iv), the term "Independent Director" shall mean a person who is not (i) an officer or employee of the Corporation or its Affiliates or of Westar or its Affiliates, or (ii) related by blood or marriage to any of the Ginsburgs.

         (d) Voting Rights. The holders of Series D Preferred Stock shall not be entitled to vote or consent on any matters required or permitted to be submitted to the stockholders of the Corporation for their approval, except to the extent that voting rights are specifically provided by Florida law or Section 7(a) or 7(e) hereof.

         (e)      Special Voting Rights.
                  ---------------------

                  (i) Amendment to Articles of Incorporation. The Corporation shall not amend these Articles of Incorporation so as to adversely affect in any manner the specified rights, preferences, privileges or voting rights of the Series D Preferred Stock or to authorize additional shares of Series D Preferred Stock unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series D Preferred Stock.

                  (ii) Change of Control. Until the third anniversary of the Issuance Date, so long as any shares of Series D Preferred Stock are outstanding, the holders of the Series D Preferred Stock shall be entitled to vote with the Common Stock, as a single class, on an "as converted" basis in accordance with Section 7(g) hereof, on any Change of Control which is submitted to a vote of the holders of the Common Stock for their approval.

                  (iii)    Election of Directors.
                           ---------------------

                           (I) Subject to the provisions of Section
7(e)(iii)(II) below, upon the occurrence of a Default Event (hereafter defined) with respect to the Series D Preferred Stock and for the duration of the Default Period (hereafter defined), the holders of the Series D Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (voting separately as a series by a majority of the outstanding shares thereof) for the election to the Board of Directors of the smallest number of additional directors necessary to constitute at any given time a majority of the total number of members of the Board of Directors (after giving effect to such election), and should such percentage when applied to the number of the members of the Board of Directors result in a number that includes a fraction, then such number shall be increased to the next whole number. In addition, during the Default Period the holders of the Series D Preferred Stock shall be entitled to designate (voting as a series as aforesaid) the number of positions on the Board of Directors, which shall be the smallest number of directors necessary for the nominees of the holders of the Series D Preferred Stock to constitute a majority of the full Board. In case the holders of the Series D Preferred Stock become entitled to exercise such special voting rights, they may call a special meeting of stockholders during the Default Period, in the manner provided in the bylaws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors and electing such members to the Board of Directors. In addition, the holders of the Series D Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of the Series D Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Series D Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares of the Series D Preferred Stock outstanding and entitled to vote thereon.

                           (II) Notwithstanding the provisions of Section
7(e)(iii)(I) above, if during the Default Period, a Default Event occurs and is continuing with respect to the Series C Preferred Stock, the holders of the Series C Preferred Stock, in addition to any other voting rights they may have by law, shall be entitled to vote (together, as a class, with the Series D Preferred Stock) for the election of additional directors to the Board of Directors, as described in Section 7(e)(iii)(I) above.

                           (III) Removal; Vacancies. During the Default Period,
each director elected by the holders of the Series D Preferred Stock may be removed only by the vote of the holders of the majority of the outstanding shares of such series of Preferred Stock, voting separately as a series, at a meeting of the stockholders, or of the holders of shares of such series of Preferred Stock, called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Series D Preferred Stock in default may be filled by a vote of the remaining directors then in office elected by the holders of the Series D Preferred Stock, or, if not so filled, by the holders of such series of Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of Series D Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of the Series D Preferred Stock shall be entitled to notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law. In lieu of the foregoing, the holders of the Series D Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares of such series of Preferred Stock outstanding and entitled to vote thereon.

                           (IV) Expiration of Right. Upon termination of the
Default Period, the special voting rights of the holders of the Series D Preferred Stock in default provided hereunder shall be immediately divested, but always subject to the revesting of such right in the holders of the Series D Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of the Series D Preferred Stock shall cease as provided above, then the directors elected to the Board of Directors by the holders of the series of the Series D Preferred Stock in default under this
Section 7(e) shall be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors reduced in accordance with such termination, without further action on the part of the holders of Preferred Stock, the holders of Common Stock or the Board of Directors.

                           (V) Default Event. For purposes hereof, a "Default
Event" occurs on the date that (A)(i) the Corporation has failed to pay a Dividend when due and (ii) such Dividend remains unpaid for 30 days or (B) the Corporation fails to discharge any redemption obligation with respect to the Series D Preferred Stock.

                           (VI) Default Period. For purposes hereof, "Default
Period" means a period commencing on the date a Default Event occurs and ending
(i) with respect to a Dividend default, upon the payment of the next annual Dividend in full and any cumulative Dividends in arrears in full and (ii) with respect to a redemption default, upon the discharge in full by the Corporation of its obligations with respect to such redemption.

         (f)      Liquidation.
                  -----------

                  (i) The Series D Preferred Stock shall be rank pari passu upon liquidation with the Series C Preferred Stock and shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation which does not expressly rank senior in rights and preferences to the Series D Preferred Stock or on a parity with the Series D Preferred Stock upon liquidation. Holders of shares of Series D Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series D Preferred Stock as to rights and preferences (but before any distribution is made to the holders of the Common Stock and any junior stock), pro rata based on the Liquidation Value pari passu with the holders of shares of the Series C Preferred Stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation").

                  (ii) The amount payable on each share of Series D Preferred Stock in the event of Liquidation shall be the Liquidation Value plus any accrued and unpaid Dividends.

                  (iii) Upon Liquidation, if the net assets of the Corporation are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series D Preferred Stock are entitled as provided above, the entire net assets of the Corporation remaining (after full payment is made on any stock ranking prior to the Series D Preferred Stock as to rights and preferences) shall be distributed among the holders of Series D Preferred Stock and holders of shares of Preferred Stock ranking in parity with the Series D Preferred Stock as to rights and preferences to which they are respectively entitled in amounts proportionate to the full preferential amounts.

                  (iv) For purposes of this Section 7(f), the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a Liquidation.

                  (v) Notwithstanding the foregoing, in the event that any holder of Series D Preferred Stock converts its shares of Series D Preferred Stock to shares of Class A Common Stock pursuant to Section 7(g) hereof, the right to preferential liquidation rights pursuant to this Section 7(f) with respect to such converted shares shall terminate upon conversion.

         (g)      Conversion.
                  ----------

                  (i) Optional Conversion. Subject to the provisions for adjustment hereinafter set forth, all, and not less than all, of the outstanding shares of Series D Preferred Stock (including any Dividend Preferred Shares then outstanding and all Dividend Preferred Shares which would be issued with respect to all accrued and unpaid Dividends as of the date of conversion) held by a holder of the Series D Preferred Stock shall be convertible into Class A Common Stock of the Corporation at any time after the third anniversary of the Issuance Date at the option of such holder thereof, upon surrender to the transfer agent for the Series D Preferred Stock or the Corporation of the certificate or certificates evidencing the shares so to be converted, at the rate of 333.3333 fully paid and nonassessable shares of Class A Common Stock for each share of Series D Preferred Stock. In the case of shares of Series D Preferred Stock called for redemption, conversion rights will expire at the close of business on the date on which the redemption is consummated.

                  (ii) Mandatory Conversion. Subject to the provisions for adjustment hereinafter set forth, the Series D Preferred Stock (including any Dividend Preferred Shares then outstanding and all Dividend Preferred Shares which would be issued with respect to all accrued and unpaid Dividends as of the date of conversion) shall be converted to Class A Common Stock at the rate of
333.3333 fully paid and nonassessable shares of Class A Common Stock for each share of Series D Preferred Stock:

                           (I) upon a firm commitment underwritten public
offering by the Corporation of Class A Common Stock, which results in net proceeds to the Corporation of in excess of $20 million in cash at $4.00 per share or more; or

                           (II) if, at any time after the third anniversary of
the Issuance Date, the average of the daily bid and asked prices as of closing of the Class A Common Stock exceeds $4.00 per share for twenty (20) consecutive trading days on which trades actually occurred.

                  (iii) The number of shares of Class A Common Stock into which an issued and outstanding share of Series D Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

                           (I) In the event that the Corporation shall at any
time (A) declare a dividend on the Class A Common Stock in shares of its Class A Common Stock, (B) split or subdivide the outstanding Class A Common Stock or (C) combine the outstanding Class A Common Stock into a smaller number of shares, each share of Series D Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination

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

shall thereafter be convertible into the aggregate number of shares of Class A Common Stock which, if such share of Series D Preferred Stock had been converted immediately prior to such time, the holder of such share would have owned or have been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (II) No adjustment in the number of shares of Class A
Common Stock issuable upon conversion of a share of Series D Preferred Stock shall be required unless such adjustment would require an increase or decrease in the aggregate number of shares of Class A Common Stock so issuable of at least 100 shares; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(g)(iii) shall be made to the nearest cent, or to the nearest hundredth of a share, as the case may be.

                           (III) In the event of any capital reorganization of
the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Class A Common Stock), or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series D Preferred Stock shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible upon the terms and conditions specified in this Section 7(g), for the number of shares of stock or other securities or assets to which a holder of the number of shares of Class A Common Stock into which a share of Series D Preferred Stock is then convertible (at the time of such capital reorganization, reclassification of Class A Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 7(g) with respect to the rights of conversion thereafter of the Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the conversion of the Series D Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume by written instrument the obligation to deliver to the holder of each share of Series D Preferred Stock the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled upon conversion of such Series D Preferred Stock and all other obligations of the Corporation under this Section 7(g), and effective provisions are made in the Articles or Certificate of Incorporation of such successor or transferee corporation (or other governing document of any successor entity which is not a corporation) providing for conversion privileges relating to the Series D Preferred Stock equivalent to those set forth in this Section 7(g).

                           (IV) If any question at any time arises with respect
to the number of shares of Class A Common Stock into which a share of Series D Preferred Stock is convertible following

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

any adjustment pursuant to this Section 7(g), such question shall be determined by agreement between the holders of a majority of the outstanding shares of Series D Preferred Stock and the Corporation or, in the absence of such an agreement by an independent investment banking firm or an independent appraiser (in either case the cost of which engagement will be borne by the Corporation) reasonably acceptable to the Corporation and the holders of a majority of outstanding shares of Series D Preferred Stock and such determination shall be binding upon the Corporation and the holders of the Series D Preferred Stock.

                           (V) Anything in this Section 7(g) to the contrary
notwithstanding, the Corporation shall be entitled to make such increases in the number of shares of Class A Common Stock issuable upon conversion of shares of Series D Preferred Stock, in addition to those adjustments required by this
Section 7(g), as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Class A Common Stock, or any issuance wholly for cash of any shares of Class A Common Stock at less than the current market price, or any issuance wholly for cash of shares of Class A Common Stock or securities which by their terms are convertible into or exchangeable for shares of Class A Common Stock, or any issuance of rights, options or warrants referred to hereinabove in this Section 7(g), hereinafter made by the Corporation to the holders of its Class A Common Stock shall not be taxable to them.

                           (VI) Upon any adjustment of the number of the shares
of Class A Common Stock issuable upon conversion of shares of Series D Preferred Stock pursuant to this Section 7(g), the Corporation shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Series D Preferred Stock, at its address appearing on the Register for the Series D Preferred Stock by registered mail, postage prepaid, return receipt requested a certificate signed by its chairman, president or chief financial officer setting forth the number of shares of Class A Common Stock issuable upon conversion of shares of Series D Preferred Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this resolution.

                           (VII) The Corporation will at all times have
authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Class A Common Stock upon the conversion of the Series D Preferred Stock, the number of shares of Class A Common Stock deliverable upon conversion of the Series D Preferred Stock.

                           (VIII) The Corporation shall not be required to issue
fractional shares of Class A Common Stock upon conversion of the Series D Preferred Stock but shall pay for any such fraction of a share an amount in cash equal to the current market price per share of Class A Common Stock of such share multiplied by such fraction.

                           (IX) The Corporation will pay all taxes attributable
to the issuance of shares of Class A Common Stock upon conversion of shares of Series D Preferred Stock; provided that the

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

Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any shares of Class A Common Stock in a name other than that of the registered holder of the Series D Preferred Stock surrendered for conversion, and the Corporation shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (h)      Notices to Holders of Series D Preferred Stock.
                  ----------------------------------------------

                  In the event:

                  (i) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (ii)     of Liquidation; or

                  (iii) that the Corporation proposes to take any other action which would require an adjustment in the number of shares of Class A Common Stock or other securities or assets issuable upon conversion of shares of Series D Preferred Stock pursuant to Section 7(g);

                  then the Corporation shall cause to be given to each of the registered holders of the Series D Preferred Stock at its address appearing on the Register for the Series D Preferred Stock, at least 20 calendar days prior to the applicable record date hereinafter specified, by registered mail, postage prepaid, return receipt requested, a written notice stating (1) the date as of which the holders of record of Common Stock entitled to participate in the event contemplated by clause (iii) above are to be determined, or (2) the date on which any such consolidation, merger, conveyance, transfer or Liquidation is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer or Liquidation.

         This Amendment to the Articles of Incorporation was duly adopted pursuant to Section 607.1002 of the Florida Business Corporation Act by the unanimous resolution of the Board of Directors on March 2, 2000.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on March 2, 2000.

                                    GUARDIAN INTERNATIONAL, INC.


                                    By:  /s/ RICHARD GINSBURG
                                         -------------------------
                                    Name:  Richard Ginsburg
                                    Title: President and Chief Executive Officer


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